As filed with the Securities and Exchange Commission on February 11, 2022

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

QUANTUMSCAPE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	3359	85-0796578
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1730 Technology Drive

San Jose, California 95110

(408) 452-2000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jagdeep Singh

Chief Executive Officer

1730 Technology Drive

San Jose, California 95110

(408) 452-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael J. Danaher Mark B. Baudler Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 (650) 493-9300	Jagdeep Singh Chief Executive Officer 1730 Technology Drive San Jose, California 95110 (408) 452-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

EXPLANATORY NOTE

15,221,334 shares of QuantumScape Corporation’s (“QuantumScape”) Class A common stock, which were previously issued to Volkswagen Group of America Investments, LLC (“VGA”) effective as of April 28, 2021 in connection with the completion of a specified technical milestone triggering the closing of the second tranche of VGA’s investment pursuant to the Series F Stock Purchase Agreement, dated May 14, 2020 and as amended, by and between QuantumScape, QuantumScape Battery, Inc. and VGA, are being registered for re-sale under this registration statement on Form S-3 (the “Registration Statement”). The terms of such investments by VGA were first disclosed in our filing with the Securities and Exchange Commission (the “SEC”) on Form S-4 as amended (File No. 333-248930), which was declared effective November 12, 2020, and various of our subsequent SEC filings since then, including without limitation the registration statement with the SEC on Form S-1 (File No. 333-251433), the Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended, the Form 8-K (File No. 001-39345) filed on April 1, 2021, and our press release dated March 31, 2021. No other shares are being issued in connection with, or being registered under, the Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to Completion	February 11, 2022

15,221,334 Shares of Class A Common Stock

This prospectus relates to the resale of shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), of QuantumScape Corporation as described herein. The securities offered hereunder include 15,221,334 shares of our Class A Common Stock, par value $0.0001 per share, all of which are issued and outstanding.

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. We will not receive any of the proceeds from the sale of the securities by the selling securityholders. We will pay the expenses associated with registering the sales by the selling securityholders, as described in more detail in the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

The selling securityholders may sell the securities described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling securityholders may sell their securities in the section titled “Plan of Distribution” appearing elsewhere in this prospectus.

The selling securityholders may sell any, all or none of the securities and we do not know when or in what amount the selling securityholders may sell their securities hereunder following the effective date of this registration statement.

Our Class A Common Stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “QS”. On February 8, 2022 the last quoted sale price for our Class A Common Stock as reported on NYSE was $16.65 per share.

We are an “emerging growth company,” as defined under the federal securities laws, and, as such, may elect to comply with certain reduced public company reporting requirements for future filings.

Investing in our securities involves a high degree of risk. Before buying any securities, you should carefully read the discussion of the risks of investing in our securities in “Risk Factors” beginning on page 9 of this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

Neither the Securities Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2022.

You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us or on our behalf. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

The QuantumScape design logo and the QuantumScape mark appearing in this prospectus are the property of QuantumScape Corporation. Trade names, trademarks and service marks of other companies appearing in this prospectus are the property of their respective holders. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. By using a shelf registration statement, the selling securityholders named in this prospectus may, from time to time, sell up to 15,221,334 shares of Class A Common Stock from time to time in one or more offerings as described in this prospectus. The aforementioned shares were previously issued by us on April 28, 2021, and no other shares are being issued in connection with, or being registered under, the Registration Statement. To the extent necessary, each time that the selling securityholders offer and sell securities, we or the selling securityholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. To the extent permitted by law, we may also authorize one or more free writing prospectuses that may contain material information relating to these offerings. Such prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectuses), together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

Neither we nor the selling securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling securityholders take any responsibility for, nor provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, neither we nor the selling securityholders guarantee the accuracy or completeness of this information and neither we nor the selling securityholders have independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar headings in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

On November 25, 2020 (the “Closing Date”), the original QuantumScape Corporation, now named QuantumScape Battery, Inc. (“Legacy QuantumScape”), consummated a business combination (the “Business Combination”) with Kensington Capital Acquisition Corp., a SPAC (“Kensington”). Legacy QuantumScape became a wholly-owned subsidiary of Kensington, and Kensington changed its name to QuantumScape Corporation. Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “QS”. Our Class B common stock is neither listed nor publicly traded.

Unless expressly indicated or the context requires otherwise, the terms “QuantumScape,” “QS,” the “Company,” the “Registrant,” “we,” “us” and “our” in this prospectus refer to the parent entity formerly named Kensington Capital Acquisition Corp., after giving effect to the Business Combination, and as renamed QuantumScape Corporation, and where appropriate, our wholly-owned subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our web site address is www.quantumscape.com. The information on our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any applicable prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 23, 2021, as amended on April 26, 2021 and on May 7, 2021 (our “Annual Report”);

•

Our Quarterly Reports on Form 10-Q for each of the quarterly periods ended March 31, 2021, June 30, 2021 and September 30, 2021, filed with the SEC on May  17, 2021, July  29, 2021 and October 28, 2021, respectively;

•

our Current Reports on Form 8-K filed with the SEC on January 19, 2021, February 16, 2021, March  15, 2021, March 22, 2021, March  25, 2021, March 29, 2021, April  1, 2021, April 8, 2021, April  16, 2021, April 29, 2021, May  17, 2021, May 24, 2021, June  28, 2021, July  23, 2021, August  31, 2021, September  9, 2021, as amended on October  26, 2021, September  21, 2021, November  5, 2021, December  17, 2021, January  5, 2022, January  21, 2022, and February 11, 2022 (excluding any information furnished in such reports under Item 2.02, Item 7.01 or Item 9.01); and

•

the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on June 24, 2020, and any amendment or report filed with the SEC for the purpose of updating the description, including Exhibit 4.4 to our Annual Report.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

QuantumScape Corporation

1730 Technology Drive

San Jose, California 95110

(408) 452-2000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

The original QuantumScape Corporation was founded in 2010 with the mission to revolutionize energy storage to enable a sustainable future. More specifically, our goal has been to build the world’s best batteries, as measured by energy density, power density (charge time), cycle life, and safety. We are developing next generation battery technology for electric vehicles (“EVs”) and other applications, focusing first on the transformation of the electrification of the automotive powertrain, an application that we believe represents both an important part of the solution to the emissions problem as well as an opportunity to create tremendous value over the coming decades.

We are at the beginning of a forecasted once-in-a-century shift in automotive powertrains, from internal combustion engines to clean EVs. While EV adoption is advancing, principally in the premium passenger car market, the International Energy Association (“IEA”) estimated that only approximately 3% of new sales of global light-vehicles in 2020 were EV’s. We believe that fundamental limitations of lithium-ion battery technology—limitations that affect range, useful life, charging time, cost and safety—inhibit more widespread adoption of EVs. We believe the market needs a step change in battery technology to make mass market EVs competitive with the fossil fuel alternative.

We have spent the last decade developing a proprietary solid-state battery technology to meet this challenge. Our lithium-metal solid-state battery technology is intended to provide greater energy density, longer life, faster charging, and greater safety than today’s lithium-ion batteries.

On November 25, 2020 (the “Closing Date”), the original QuantumScape Corporation, now named QuantumScape Battery, Inc. (“Legacy QuantumScape”), consummated a business combination (the “Business Combination”) with Kensington Capital Acquisition Corp., a SPAC (“Kensington”). Legacy QuantumScape became a wholly-owned subsidiary of Kensington, and Kensington changed its name to QuantumScape Corporation. Our Class A Common Stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “QS”. Our Class B common stock is neither listed nor publicly traded.

Our principal executive offices are located at 1730 Technology Drive, San Jose, California, 95110, and our telephone number is (408) 452-2000.

The Offering

Shares of Common Stock Offered Hereunder	An aggregate of 15,221,334 outstanding shares of Class A Common Stock. These shares were originally issued on April 28, 2021, and no new securities are being registered by QuantumScape under the Registration Statement.

Use of Proceeds	We will not receive any proceeds from the sale of our securities offered by the selling securityholders under this prospectus (the “Securities”). See the section titled “Use of Proceeds” appearing elsewhere in this prospectus for more information.

Common Stock Outstanding	428,319,189 shares of Class A Common Stock (including 91,290,655 shares of Class A Common Stock issuable upon conversion of shares of Class B common stock (“the Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”).

Risk Factors	See the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our Common Stock.

NYSE symbol	“QS” for our Class A Common Stock.

The number of shares of Common Stock outstanding is based on 337,028,534 shares of Class A Common Stock and 91,290,655 shares of Class B Common Stock outstanding as of December 31, 2021 unless otherwise noted. The number of shares of Common Stock outstanding excludes the following:

•

46,126,859 shares of our Common Stock, 38,379,971 shares of which are issuable upon the exercise of options under our 2010 Equity Incentive Plan (the “2010 Plan”) with a weighted-average exercise price of $1.88 per share and 7,746,888 shares of which are issuable upon vesting of certain restricted stock units granted before November 25, 2020; and

•	42,087,416 shares of our Class A Common Stock issuable and reserved for future issuance under our 2020 Equity Incentive Plan (the “2020 Plan”).

RISK FACTOR SUMMARY

An investment in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information contained in this prospectus, including our consolidated financial statements and related notes, before deciding to invest in our securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that adversely affect our business or results of operations.

Our business is subject to numerous risks and uncertainties that you should consider before investing in our company, as fully described below. The principal factors and uncertainties that make investing in our company risky include, among others:

•

We face significant challenges in our attempt to develop a solid-state battery cell and produce it at high volumes with acceptable quality, consistency, throughput and cost. The pace of development in materials science is often not predictable, and we may encounter delays and cost overruns related to planning, permitting, construction, equipment installation, utilities infrastructure installation and operations start-up of our manufacturing facilities. Delays or failures in accomplishing these and other development objectives may delay or prevent successful commercialization of our products.

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We may not be able to establish supply relationships for necessary materials, components or equipment or may be required to pay more than anticipated for components or equipment, which could delay the introduction of our product and negatively impact our business.

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Our relationship with Volkswagen is subject to various risks which could adversely affect our business and future prospects. There are no assurances that we will be able to commercialize solid-state batteries from our joint development relationship with Volkswagen.

•	If our batteries fail to perform as expected, our ability to develop, market and sell our batteries could be harmed.

•	We may not succeed in attracting customers during the development stage or for high volume commercial production, and our future growth and success depend on our ability to attract customers.

•

We may be unable to adequately control the costs associated with our operations and the components necessary to build our solid-state battery cells, and, if we are unable to control these costs and achieve cost advantages in our production of our solid-state battery cells at scale, our business will be adversely affected.

•	We rely heavily on our intellectual property portfolio. If we are unable to protect our intellectual property rights, our business and competitive position would be harmed.

•	We may need to defend ourselves against intellectual property infringement claims or other litigation, which may be time-consuming and could cause us to incur substantial costs.

•	We may not be able to accurately estimate the future supply and demand for our batteries, which could result in a variety of inefficiencies in our business and hinder our ability to generate revenue.

•	If we fail to accurately predict and forecast our manufacturing requirements, we could incur additional costs or experience delays.

•

The battery market continues to evolve, is highly competitive, and we may not be successful in competing in this industry or establishing and maintaining confidence in our long-term business prospects among current and future partners and customers.

•	The trading price of our Class A Common Stock has been and may in the future continue to be subject to extreme volatility.

•

We have had to restate our previously issued financial statements and in connection with such process, identified a material weakness in our internal control over financial reporting. Although this material weakness has been remediated, we cannot provide assurances that additional material weaknesses, or significant deficiencies, will not occur in the future.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as amended and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

All of the Securities offered by the selling securityholders pursuant to this prospectus will be sold by the selling securityholders for their respective accounts. We will not receive any of the proceeds from the sale of the Securities hereunder.

We will bear all costs, fees and expenses (i) incurred in effecting the registration of the Securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees, and fees of our counsel and our independent registered public accountants, expenses, and (ii) incurred by the selling securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling securityholders in disposing of the Securities, provided that the selling securityholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the Securities, in each case other than those included in the definition of “Registration Expenses” under the Registration Rights and Lock-Up Agreement, dated as of September 2, 2020, by and between QuantumScape, QuantumScape Battery, Inc. and certain investors (the “Registration Rights Agreement”).

DESCRIPTION OF SECURITIES

General

The following is a summary of the rights of our securities and certain provisions of our Certificate of Incorporation and Bylaws as currently in effect. This summary does not purport to be complete and is qualified in its entirety by the provisions of our Certificate of Incorporation and Bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus is a part, as well as to the applicable provisions of the Delaware General Corporation Law (the “DGCL”). We encourage you to read our Certificate of Incorporation, Bylaws and the applicable portions of the DGCL carefully.

Authorized and Outstanding Stock

The authorized capital stock of QuantumScape is 1,350,000,000 shares, $0.0001 par value per share, of which:

•	1,000,000,000 shares will be designated as Class A common stock (the “Class A Common Stock”);

•	250,000,000 shares will be designated as Class B common stock (the “Class B Common Stock,” and together with the Class A Common Stock, the “Common Stock”); and

•	100,000,000 shares will be designated as Preferred Stock (the “Preferred Stock”).

Common Stock

The Certificate of Incorporation authorizes two classes of Common Stock, Class A Common Stock and Class B Common Stock. The rights of the holders of Class A Common Stock and Class B Common Stock are identical, except with respect to voting and conversion. Some of the terms of these classes of Common Stock are discussed in greater detail below.

Dividend Rights

Subject to preferences that may apply to any shares of Preferred Stock outstanding at the time, the holders of Common Stock will be entitled to receive dividends out of funds legally available if the Company’s board of directors (the “Board”), in its discretion, determines to issue dividends and then only at the times and in the amounts that the Board may determine.

Voting Rights

Holders of Class A Common Stock are entitled to one vote for each share held as of the record date for the determination of the stockholders entitled to vote on such matters and holders of Class B Common Stock are entitled to ten votes for each share held at the record date for the determination of the stockholders entitled to vote on such matters, except as otherwise required by law. The holders of Class A Common Stock and Class B Common Stock will vote together as a single class, unless otherwise expressly provided in the certificate of incorporation or required by law.

The Certificate of Incorporation requires either holders of Class A Common Stock or of Class B Common Stock to vote separately as a single class in the following circumstances:

•

if QuantumScape were to seek to amend the Certificate of Incorporation to increase or decrease the authorized number of shares of Class B Common Stock, then the holders of Class B Common Stock would be required to vote separately to approve the proposed amendment; and

•

if QuantumScape were to seek to declare or pay any dividend or make certain other distributions and to treat the holders of Common Stock differently than is set forth in the Certificate of Incorporation in connection with such dividend or other distribution, then the holders of Class A Common Stock and the holders of Class B Common Stock could be required to vote separately to approve such different treatment of the shares of Common Stock.

Delaware law could require either holders of Class A Common Stock or of Class B Common Stock to vote separately as a single class.

•

if QuantumScape were to seek to amend the Certificate of Incorporation of QuantumScape in a manner that alters or changes the powers, preferences, or special rights of such type of Common Stock in a manner that affected such shares adversely but does not so affect the shares of the other type of Common Stock.

Subject to the rights of holders of any series of Preferred Stock with respect to the election of directors, the number of directors that constitutes the Board will be fixed solely by resolution of the Board. Each director of the Board will be elected to hold office for a one-year term expiring at the next annual meeting of stockholders. There is no cumulative voting with respect to the election of directors.

Right to Receive Liquidation Distributions

If QuantumScape becomes subject to a liquidation, dissolution, or winding-up, the assets legally available for distribution to QuantumScape’s stockholders would be distributable ratably among the holders of Common Stock and any participating series of Preferred Stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of Preferred Stock.

Conversion of Class B Common Stock

Shares of Class A Common Stock will not be convertible into any other shares of capital stock of QuantumScape. Each share of Class B Common Stock will be convertible at any time at the option of the holder into one share of Class A Common Stock. In addition, shares of Class B Common Stock will automatically convert into shares of Class A Common Stock (i) upon the sale or transfer of such shares, but excluding certain transfers permitted by the Certificate of Incorporation, or (ii) upon the death of the holder of such shares or, solely with respect to shares of Class B Common Stock held by the Excluded Parties (defined as any of Timothy Holme, Prof. Fritz Prinz and Jagdeep Singh) or certain of their permitted entities, upon the death or disability of such Excluded Party, except that such shares held by an Excluded Party or such Excluded Party’s permitted entities will automatically convert into shares of Class A Common Stock upon the earlier of (x) 9 months following the date of death or disability of such Excluded Party, and (y) the date upon which a voting trustee designated by such Excluded Party and approved by the Board ceases to hold exclusive voting control over such shares of Class B Common Stock.

Notwithstanding the foregoing, all outstanding shares of Class B Common Stock will convert into shares of Class A Common Stock upon the earliest to occur of: (i) the date fixed by the Board that is no less than 61 days and no more than 180 days following the date after the issuance of the Common Stock pursuant to that certain Business Combination Agreement, dated September 2, 2020 (the “Business Combination Agreement”), by and among the Company, Kensington Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and QuantumScape Battery, Inc., a Delaware corporation (f/k/a QuantumScape Corporation) (“Legacy QuantumScape”) that the total number of outstanding shares of Class B Common Stock held by the Excluded Parties and certain of their permitted entities and permitted transferees represents less than 20% of the number of shares of Class B Common Stock (as equitably adjusted for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event) issued pursuant to the Business Combination Agreement; (ii) 9 months following the death or disability of all Excluded Parties and the date upon which a voting trustee designated by the last Excluded Party to die or become disabled and approved by the Board ceases to hold exclusive voting control over such shares of Class B Common Stock; or (iii) the date specified by the holders of a majority of the then outstanding shares of Class B Common Stock, which majority must include each of the Excluded Parties to the extent that he or she is then living and nondisabled and holds, together with his respective permitted transferees, at least 20% of the number of shares of Class B Common Stock held by them as of the date the Certificate of Incorporation becomes effective (the “Final Conversion Date”).

Other Matters

All outstanding shares of the Common Stock will be fully paid and nonassessable. The Common Stock will not be entitled to preemptive rights and will not be subject to redemption or sinking fund provisions.

Preferred Stock

The Board is authorized, subject to limitations prescribed by the DGCL to issue Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations, or restrictions, in each case without further vote or action by the stockholders. The Board will be empowered to increase or decrease the number of shares of any series of Preferred Stock, but not below the number of shares of that series then outstanding, without any further vote or action by the stockholders. The Board will be able to authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Common Stock. The issuance of Preferred Stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of QuantumScape and might adversely affect the market price of Common Stock and the voting and other rights of the holders of Common Stock. There are currently no plans to issue any shares of Preferred Stock.

Anti-Takeover Provisions

Certain provisions of Delaware law, the Certificate of Incorporation, and the Bylaws, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of QuantumScape. They are also designed, in part, to encourage persons seeking to acquire control of QuantumScape to negotiate first with the Board.

Section 203 of the DGCL

QuantumScape is governed by the provisions of Section 203 of the DGCL. In general, Section 203 of the DGCL prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•

either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder was approved by the board of directors prior to the time that the stockholder became an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines a “business combination” to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or, within the prior three years, did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring, or preventing changes in control of QuantumScape.

Certificate of Incorporation and Bylaws Provisions

The Certificate of Incorporation and the Bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of the Board or management team, including the following:

Dual-class stock. As described above, the Class B Common Stock has 10 votes per share, while the Class A Common Stock, which is the only class of capital stock that is publicly traded, has 1 vote per share. As a result of this dual class structure, Legacy QuantumScape’s co-founders and certain QuantumScape’s investors, which include certain QuantumScape’s executive officers, employees, directors, and/or their affiliates, will have significant influence over matters requiring stockholder approval, including the election of directors and significant corporate transactions, such as a merger or other sale of QuantumScape or its assets.

Board of Directors vacancies. The Certificate of Incorporation and Bylaws authorize only a majority of the remaining members of the Board, although less than a quorum, to fill vacant directorships, including newly created seats. In addition, subject to the rights of holders of any series of Preferred Stock, the number of directors constituting the Board will be permitted to be set only by a resolution of the Board. These provisions would prevent a stockholder from increasing the size of the Board and then gaining control of the Board by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of the Board and will promote continuity of management.

Stockholder action; special meeting of stockholders. The Certificate of Incorporation and Bylaws provide that, from and after the Final Conversion Date, the stockholders may not take action by written consent but may only take action at annual or special meetings of the stockholders. As a result, following the Final Conversion Date, a holder controlling a majority of the QuantumScape capital stock would not be able to amend the Bylaws, amend the Certificate of Incorporation or remove directors without holding a meeting of stockholders called in accordance with the Certificate of Incorporation and Bylaws. The Certificate of Incorporation and Bylaws further provide that special meetings of stockholders may be called only by a majority of the Board, the chair of the Board, or the Chief Executive Officer of QuantumScape, thus prohibiting stockholder action to call a special meeting. These provisions might delay the ability of stockholders to force consideration of a proposal or for stockholders controlling a majority of QuantumScape’s capital stock to take any action, including the removal of directors.

Advance notice requirements for stockholder proposals and director nominations. The Bylaws provide advance notice procedures for stockholders seeking to bring business before the annual meeting of stockholders or to nominate candidates for election as directors at the annual meeting of stockholders. The Bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders from bringing matters before the annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of QuantumScape.

No cumulative voting. The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Certificate of Incorporation does not provide for cumulative voting.

Amendment of charter and bylaws provisions. From and after the Final Conversion Date, any amendment of the above provisions in the Certificate of Incorporation and Bylaws will require approval by holders of at least two-thirds of the voting power of QuantumScape’s then outstanding capital stock.

Issuance of undesignated preferred stock. The Certificate of Incorporation provides that the Board will have the authority, without further action by stockholders, to issue up to 100,000,000 shares of undesignated Preferred Stock with rights and preferences, including voting rights, designated from time to time by the Board. The existence of authorized but unissued shares of Preferred Stock would enable the Board to render more difficult or to discourage an attempt to obtain control of QuantumScape by means of a tender offer, proxy contest, or other means.

Exclusive forum. The Bylaws provide that, unless otherwise consented to by QuantumScape in writing, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another State court in Delaware or the federal district court for the District of Delaware) shall, to the fullest extent permitted by law be the sole and exclusive forum for the following types of actions or proceedings: (i) any derivative action or proceeding brought on behalf of QuantumScape; (ii) any action asserting a claim of breach of a fiduciary duty owed by, or otherwise wrongdoing by, any of QuantumScape’s directors, officers, or other employees to QuantumScape or its stockholders; (iii) any action arising pursuant to any provision of the DGCL or the Certificate of Incorporation or the Bylaws; (iv) any action to interpret, apply, enforce or determine the validity of the Certificate of Incorporation or the Bylaws; or (v) any other action asserting a claim that is governed by the internal affairs doctrine, in all cases subject to the court having jurisdiction over indispensable parties named as defendants. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction. The Bylaws further provide that, unless otherwise consented to by QuantumScape in writing, the federal district courts of the United States will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in QuantumScape’s securities shall be deemed to have notice of and consented to this provision. These provisions may have the effect of discouraging lawsuits against QuantumScape or its directors and officers.

Rule 144

A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of QuantumScape’s affiliates at the time of, or at any time during the three months preceding, a sale and (2) QuantumScape is subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are QuantumScape’s affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares then outstanding; and

•	the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about the Company.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

Following the consummation of the business combination, we are no longer a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Exchange Listing

Our Class A Common Stock is listed on NYSE under the symbol “QS”.

PRINCIPAL AND SELLING SECURITYHOLDERS

The following table sets forth information regarding beneficial ownership of our Common Stock as of December 31, 2021 (unless otherwise specified), as adjusted to reflect the Securities that may be sold from time to time pursuant to this prospectus, for:

•	each person or group of affiliated persons known by us to be the beneficial owner of more than 5% of our Common Stock;

•	each of our named executive officers;

•	each of our directors;

•	all executive officers and directors as a group; and

•	all selling securityholders, consisting of the entities and individuals shown as having securities listed in the column “Shares of Class A Common Stock Being Offered.”

The shares of Common Stock offered by the selling securityholders hereunder include:

•

15,221,334 outstanding shares of Class A Common Stock that were issued to VGA effective as of April 28, 2021 after the completion of a specified technical milestone pursuant to the previously disclosed Series F Preferred Stock Purchase Agreement by and between QuantumScape, QuantumScape Battery, Inc. and VGA.

Unless specifically indicated in the footnotes therein, the shares of Common Stock offered by the selling securityholders hereunder do not include:

•

46,126,859 shares of our Common Stock, 38,379,971 shares of which are issuable upon the exercise of options under our 2010 Plan with a weighted-average exercise price of $1.88 per share and 7,746,888 shares of which are issuable upon vesting of certain restricted stock units granted before November 25, 2020; and

•	42,087,416 shares of our Class A Common Stock issuable and reserved for future issuance under our 2020 Plan.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the selling securityholders have sole voting and investment power with respect to all shares of Class A Common Stock that they beneficially own, subject to applicable community property laws. Except as otherwise described below, based on the information provided to us by the selling securityholders, no selling securityholder is a broker-dealer or an affiliate of a broker-dealer.

We have based percentage ownership of our Common Stock prior to this offering on 337,028,534 shares of our Class A Common Stock and 91,290,655 shares of Class B Common Stock outstanding as of December 31, 2021 unless otherwise noted.

Unless otherwise indicated, the address for each person or entity listed in the table is c/o QuantumScape Corporation, 1730 Technology Drive, San Jose, California, 95110.

	Shares Beneficially Owned Prior to the Offering				Shares of Class A Common Stock Being Offered	Shares Beneficially Owned After the Offering
	Class A Common Stock		Class B Common Stock			Class A Common Stock		Class B Common Stock
Name of Beneficial Owner	Number	Percentage	Number	Percentage	Number	Number	Percentage	Number	Percentage
Greater than 5% Stockholders:
Volkswagen Group of America Investments, LLC(1)	68,236,103	20.25	17,980,436	19.7	15,221,334	53,014,769	15.73	17,980,436	19.7
Khosla Ventures III, LP(2)	1,286,463	*	30,609,901	33.53	—	1,286,463	*	30,609,901	33.53
Capricorn Libra Investment Group, LP(3)	17,991,776	5.34	—	*	—	17,991,776	5.34	—	*
KPCB Holdings, Inc., as nominee(4)	4,159,291	1.23	911,241	1	—	4,159,291	1.23	911,241	1
Dr. Timothy Holme(5)	1,213,495	*	12,019,807	13.12	—	1,213,495	*	12,019,807	13.12

Named Executive Officers and Directors:						—	—	—	—
Jagdeep Singh(6)	12,489,546	3.61	16,936,341	18.15	—	12,489,546	3.61	16,936,341	18.15
Kevin Hettrich(7)	1,144,400	*	—	*	—	1,144,400	*	—	*
Michael McCarthy(8)	1,994,952	*	—	*	—	1,994,952	*	—	*
Prof. Fritz Prinz(9)	1,144,400	*	11,484,541	12.58	—	1,144,400	*	11,484,541	12.58
Frank Blome(10)	—	*	—	*	—	—	*	—	*
Brad Buss(11)	736,709	*	—	*	—	736,709	*	—	*
John Doerr(12)	2,480,898	*	—	*	—	2,480,898	*	—	*
Jeneanne Hanley	—	*	—	*	—	—	*	—	*
Susan Huppertz(13)	—	*	—	*	—	—	*	—	*
Prof. Dr. Jürgen Leohold(14)	246,725	*	—	*	—	246,725	*	—	*
Gena Lovett(15)	—	*	—	*	—	—	*	—	*
Justin Mirro(16)	1,734,056	*	—	*	—	1,734,056	*	—	*
J.B. Straubel(17)	655,164	*	182,700	*	—	655,164	*	182,700	*
Dipender Saluja(18)	2,744	*	—	*	—	2,744	*	—	*
Jens Wiese(19)	—	*	—	*	—	—	*	—	*
All directors and executive officers as a group (18 individuals)(20)	26,323,924	7.44	40,623,389	43.38	—	26,323,924	7.44	40,623,389	43.38

*	Represents beneficial ownership of less than 1%.
(1)

Consists of 68,236,103 shares of Class A Common Stock and 17,980,436 shares of Class B Common Stock. The business address of Volkswagen Group of America Investments, LLC is 220 Ferdinand Porsche Dr. Herndon, VA 20171.

(2)	Consists of 1,286,463 shares of Class A Common Stock and 30,609,901 shares of Class B Common Stock. The business address of Khosla Ventures III, LP is 2128 Sand Hill Road Menlo Park, CA 94025.
(3)

Consists of 1,604,056 shares of Class A Common Stock held by Technology Impact Growth Fund, LP, 2,701,838 shares of Class A Common Stock held by TIGF Direct Strategies LLC—Series 3, 13,560,540 shares of Class A Common Stock held by Capricorn-Libra Investment Group, LP, and 125,342 shares of Class A Common Stock held by TIGF Partners, LLC. TIGF Partners, LLC is the general partner of Technology Impact Growth Fund, LP and the manager of TIGF Direct Strategies LLC—Series 3. TIGF Partners, LLC is owned by Dipender Saluja (40%), Ion Yadigaroglu (40%) and Capricorn Investment Group, LLC (20%). The business address of each of these entities is 250 University Avenue Palo Alto, CA 94301.

(4)	Consists of 4,159,291 shares of Class A Common Stock and 911,241 shares of Class B Common Stock. The business address of KPCB Holdings, Inc., as nominee is 2750 Sand Hill Road, Menlo Park, CA 94025.
(5)

Consists of (a) options to purchase 1,001,414 shares of Class A Common Stock that are exercisable within 60 days of December 31, 2021, (b) options to purchase 333,804 shares of Class B Common Stock that are exercisable within 60 days of December 31, 2021, (c) 33,513 RSUs which are subject to vesting within 60 days of December 31, 2021, (d) 29,080 shares of Class A Common Stock and 11,686,003 shares of Class B Common Stock held by Dr. Holme, and (e) 149,488 shares of Class A Common Stock held in trust by Jessica Dang and Timothy Holme, Trustees of The Holme-Dang Living Trust dated December 13, 2015. Mr. Holme shares voting and dispositive power and is the trustee of Jessica Dang and Timothy Holme, Trustees of The Holme-Dang Living Trust dated December 13, 2015
(6)

Consists of (a) options to purchase 8,998,273 shares of Class A Common Stock that are exercisable within 60 days of December 31, 2021, (b) options to purchase 2,010,874 shares of Class B Common Stock that are exercisable within 60 days of December 31, 2021, (c) 251,360 RSUs which are subject to vesting within 60 days of December 31, 2021, (d) 583,450 shares of Class A Common Stock held by Mr. Singh, (e) 1,340,582 shares of Class B Common Stock held by Mr. Singh, (f) 3,517,105 shares of Class B Common Stock held in trust by Jagdeep Singh, Trustee of the Roshni Singh 2020 Annuity Trust A dated September 1, 2020, (g) 3,517,105 shares of Class B Common Stock held in trust by Jagdeep Singh, Trustee of the Jagdeep Singh 2020 Annuity Trust A dated September 1, 2020, (h) 970,877 shares of Class A Common Stock and 6,550,675 shares of Class B Common Stock held in trust by Jagdeep Singh & Roshni Singh, Trustees of the Singh Family Trust UDT dated October 3, 1996, (i) 561,862 shares of Class A Common Stock held in trust by Tejbir Singh Phool, Trustee of the Kismet Diya Singh 2013 Trust dated July 31, 2013, (j) 561,862 shares of Class A Common Stock held in trust by Tejbir Singh Phool, Trustee of the Nageena Singh 2013 Trust dated July 31, 2013, and (k) 561,862 shares of Class A Common Stock held in trust by Tejbir Singh Phool, Trustee of the Noor Deepika Singh 2013 Trust dated July 31, 2013. Mr. Singh shares voting and dispositive power and is the trustee of each of Jagdeep Singh, Trustee of the Roshni Singh 2020 Annuity Trust A dated September 1, 2020, Jagdeep Singh, Trustee of the Jagdeep Singh 2020 Annuity Trust A dated September 1, 2020, Jagdeep Singh & Roshni Singh, Trustees of the Singh Family Trust UDT dated October 3, 1996, Tejbir Singh Phool, Trustee of the Kismet Diya Singh 2013 Trust dated July 31, 2013, Tejbir Singh Phool, Trustee of the Nageena Singh 2013 Trust dated July 31, 2013 and Tejbir Singh Phool, Trustee of the Noor Deepika Singh 2013 Trust dated July 31, 2013.

(7)

Consists of (a) options to purchase 1,001,350 shares of Class A Common Stock that are exercisable within 60 days of December 31, 2021, (b) 67,031 RSUs which are subject to vesting within 60 days of December 31, 2021, and (c) 76,019 shares of Class A Common Stock held by Mr. Hettrich.

(8)

Consists of (a) options to purchase 1,874,538 shares of Class A Common Stock that are exercisable within 60 days of December 31, 2021, (b) 50,272 RSUs which are subject to vesting within 60 days of December 31, 2021, and (d) 70,142 shares of Class A Common Stock held by Mr. McCarthy.

(9)

Consists of (a) 706,640 shares of Class A Common Stock and 7,193,115 shares of Class B Common Stock held in trust by Friedrich Prinz and Gertrud Prinz, Trustees of The Prinz Family Trust dated September 17, 2018, (b) 218,880 shares of Class A Common Stock and 1,090,582 shares of Class B Common Stock held in trust by The Goldman Sachs Trust Company of Delaware, Trustee of the Marie Helene Prinz 2019 Trust dated June 17, 2019, (c) 218,880 shares of Class A Common Stock and 1,090,582 shares of Class B Common Stock held in trust by The Goldman Sachs Trust Company of Delaware, Trustee of the Benedikt F. Prinz 2019 Trust dated June 17, 2019, (d) 1,055,131 shares of Class B Common Stock held in trust by Friedrich Prinz, Trustee of the Gertrude Prinz Annuity Trust dated August 31, 2020, and (e) 1,055,131 shares of Class B Common Stock held in trust by Friedrich Prinz, Trustee of the Friedrich Prinz Annuity Trust dated August 31, 2020. Prof. Prinz shares voting and dispositive power and is the trustee of each of Friedrich Prinz and Gertrud Prinz, Trustees of The Prinz Family Trust dated September 17, 2018, Friedrich Prinz, Trustee of the Friedrich Prinz Annuity Trust dated August 31, 2020, Friedrich Prinz, Trustee of the Gertrude Prinz Annuity Trust dated August 31, 2020, The Goldman Sachs Trust Company of Delaware, Trustee of the Benedikt F. Prinz 2019 Trust dated June 17, 2019 and The Goldman Sachs Trust Company of Delaware, Trustee of the Marie Helene Prinz 2019 Trust dated June 17, 2019.

(10)

Mr. Blome, a member of our board of directors, is Head of Volkswagen’s Battery Center of Excellence. Mr. Blome disclaims beneficial ownership of all shares held by Volkswagen Group of America Investments, LLC referred to in footnote (1) above.

(11)	Consists of (a) options to purchase 422,283 shares of Class A Common Stock that are exercisable within 60 days of December 31, 2021 and (b) 314,426 shares of Class A Common Stock held by Mr. Buss.

(12)

Consists of (a) 117,800 shares of Class A Common Stock held directly by KPCB XIV Associates, LLC, (b) 47,568 shares of Class A Common Stock held directly by KPIC, LLC, (c) 42,617 shares of Class A Common Stock held by The Austin 1999 Trust dated May 25, 1999, (d) 42,617 shares of Class A Common Stock held by The Hampton 1999 Trust dated May 25, 1999, (e) 4,468 shares of Class A Common Stock held by Lupum Ventures, LLC, (f) 1,671,587 shares of Class A Common Stock held by Portico Libre, LLC, and (g) 554,241 shares of Class A Common Stock held directly by Vallejo Ventures Trust. John Doerr is a managing member of KPCB XIV Associates, LLC and may be deemed to share voting and investment power over the securities held by KPCB XIV Associates, LLC. Mr. Doerr disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. The sole member of each of KPIC, LLC, Lupum Ventures, LLC and Portico Libre, LLC is Vallejo Ventures Trust. Mr. Doerr disclaims beneficial ownership of these securities except to the extent of his pecuniary interest therein. Mr. Doerr and his spouse are trustees of the Vallejo Ventures Trust, and Mr. Doerr serves as trustee of The Austin 1999 Trust dated May 25, 1999 and The Hampton 1999 Trust dated May 25, 1999. Mr. Doerr, a member of our board of directors, is the Chairman at Kleiner Perkins. Mr. Doerr disclaims beneficial ownership of all shares held by KPCB Holdings, Inc., as nominee referred to in footnote (4) above. Mr. Doerr resigned from the board of directors of the Company on February 9, 2022.

(13)	Susan Huppertz joined the Company as a director on February 9, 2022. She was not a director as of the date of this table but is shown here for informational purposes.
(14)	Consists of (a) options to purchase 99,430 shares of Class A Common Stock that are exercisable within 60 days of December 31, 2021 and (b) 147,295 shares of Class A Common Stock held by Prof. Leohold.
(15)	Gena Lovett joined the Company as a director on January 14, 2022. She was not a director as of the date of this table but is shown here for informational purposes.
(16)

Consists of (a) 1,234,056 shares of Class A Common Stock held by Kensington Capital Partners, LLC, (b) 250,000 shares of Class A Common Stock held by the Justin E. Mirro 2020 Qualified Annuity Trust under agreement dated June 27, 2020, and (c) 250,000 shares of Class A Common Stock held by the Kensington Capital Trust under an agreement dated June 27, 2020. Mr. Mirro is the managing member and sole owner of Kensington Capital Partners, LLC. Mr. Mirro is trustee of the Justin E. Mirro 2020 Qualified Annuity Trust under agreement dated June 27, 2020. Mr. Mirro disclaims any beneficial ownership of the shares held by the Justin E. Mirro 2020 Qualified Annuity Trust under agreement dated June 27, 2020 other than to the extent he may have a pecuniary interest therein, directly or indirectly. Mr. Mirro’s spouse serves as the trustee of the Kensington Capital Trust under agreement dated June 27, 2020. Mr. Mirro disclaims any beneficial ownership of the shares held by the Kensington Capital Trust under agreement dated June 27, 2020 other than to the extent of any pecuniary interest he may have therein, directly or indirectly.

(17)

Consists of (a) options to purchase 435,690 shares of Class A Common Stock that are exercisable within 60 days of December 31, 2021, (b) 219,474 shares of Class A Common Stock, and (c) 182,700 shares of Class B Common Stock held by Mr. Straubel.

(18)

Consists of 2,744 shares of Class A Common Stock held by Mr. Saluja. Mr. Saluja, a member of our board of directors, is Managing Director of Capricorn-Libra Investment Group, LP. Mr. Saluja disclaims beneficial ownership of all shares held by Capricorn-Libra Investment Group, LP referred to in footnote (3) above.

(19)

Mr. Wiese, a member of our board of directors, is Head of Volkswagen Group M&A, Investment Advisory, and Partnerships. Mr. Wiese disclaims beneficial ownership of all shares held by Volkswagen Group of America Investments, LLC referred to in footnote (1) above.

(20)

Consists of (a) options to purchase 16,280,300 shares of Class A Common Stock that are exercisable within 60 days of December 31, 2021, (b) options to purchase 2,344,678 shares of Class B Common Stock that are exercisable within 60 days of December 31, 2021, (c) 435,689 RSUs which are subject to vesting within 60 days of December 31, 2021, (d) 9,607,935 shares of Class A Common Stock, and (e) 38,278,711 shares of Class B Common Stock.

PLAN OF DISTRIBUTION

We are registering the other Securities covered by this prospectus to permit the selling securityholders to conduct public secondary trading of these Securities from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Securities offered by this prospectus. The aggregate proceeds to the selling securityholders from the sale of the Securities will be the purchase price of the Securities less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the sale of the Securities covered by this prospectus. The selling securityholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Securities to be made directly or through agents.

The Securities offered by this prospectus may be sold from time to time to purchasers:

•	directly by the selling securityholders, or

•

through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the selling securityholders or the purchasers of the Securities.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Securities may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Exchange Act. We will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the selling securityholders and any underwriter, broker-dealer or agent regarding the sale of the Securities by the selling securityholders.

The Securities may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Securities may be listed or quoted at the time of sale, including NYSE;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Securities is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the selling securityholders, the aggregate amount of Securities being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the selling securityholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers. We may suspend the sale of Securities by the selling securityholders pursuant to this prospectus for certain periods of time for certain reasons, including if the prospectus is required to be supplemented or amended to include additional material information.

The selling securityholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the selling securityholders will sell any or all of the securities under this prospectus. Further, we cannot assure you that the selling securityholders will not transfer, distribute, devise or gift the Securities by other means not described in this prospectus. In addition, any Securities covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Securities may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The selling securityholders and any other person participating in the sale of the Securities will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Securities by the selling securityholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Securities to engage in market-making activities with respect to the particular Securities being distributed. This may affect the marketability of the Securities and the ability of any person or entity to engage in market-making activities with respect to the Securities.

The selling securityholders may, from time to time, pledge or grant a security interest in some shares of our Class A Common Stock owned by them and, if a selling securityholder defaults in the performance of its secured obligations, the pledgees or secured parties may offer and sell such shares of Class A Common Stock from time to time, under this prospectus, or under an amendment or supplement to this prospectus amending the list of the selling securityholders to include the pledgee, transferee or other successors in interest as the selling securityholders under this prospectus. The selling securityholders also may transfer shares of our Class A Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

A selling securityholder that is an entity may elect to make an in-kind distribution of Class A Common Stock to its members, partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, partners or shareholders are not affiliates of ours, such members, partners or stockholders would thereby receive freely tradable shares of Class A Common Stock pursuant to the distribution through a registration statement.

These Securities being registered pursuant to the Registration Rights Agreement, and we have agreed to indemnify or provide contribution to the selling securityholders and all of their officers, directors and control persons, as applicable, and certain underwriters effecting sales of the Securities against certain liabilities, including certain liabilities under the Securities Act. The selling securityholders have agreed to indemnify us in certain circumstances against certain liabilities, including certain liabilities under the Securities Act. The selling securityholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Securities against certain liabilities, including liabilities arising under the Securities Act.

For additional information regarding expenses of registration, see the section titled “Use of Proceeds” appearing elsewhere in this prospectus.

LEGAL MATTERS

The validity of the Securities offered hereby has been passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, Palo Alto, California.

EXPERTS

The consolidated financial statements of QuantumScape Corporation appearing in QuantumScape Corporation’s Annual Report (Form 10-K/A) for the year ended December 31, 2021, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth all expenses to be paid by the Registrant, other than underwriting discounts and commissions, in connection with this offering. All amounts shown are estimates.

SEC registration fee	$23,211
FINRA filing fee	—
Exchange listing fee	*
Printing and engraving	*
Legal fees and expenses	*
Accounting fees and expenses	*
Blue sky fees and expenses (including legal fees)	*
Transfer agent and registrar fees	*
Miscellaneous	*

Total	$23,211

*	To be completed by amendment.

ITEM 15.	INDEMNIFICATION OF DIRECTORS AND OFFICERS.

As permitted by Section 102 of the Delaware General Corporation Law, our amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us or our stockholders for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that:

•	we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•

we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our amended and restated bylaws are not exclusive.

Our amended and restated certificate of incorporation and our amended and restated bylaws provide for the indemnification provisions described above and elsewhere herein. We have entered into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. We have entered into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. Our amended and restated bylaws also permit us to maintain insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We have obtained a policy of director’s and officer’s liability insurance that insures our officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our officers and directors. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of directors and officers for liabilities, including reimbursement of expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits. We have filed the exhibits listed on the accompanying Exhibit Index of this Registration Statement.

Exhibit Number	Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date
2.1	Business Combination Agreement, dated as of September 2, 2020, by and among Kensington Capital Acquisition Corp., Kensington Capital Merger Sub Corp. and Legacy QuantumScape.	S-4/A	333-248930	2.1	November 12, 2020

2.2	Amendment No. 1 to Business Combination Agreement, dated as of September 21, 2020, by and among Kensington Capital Acquisition Corp., Kensington Capital Merger Sub Corp. and Legacy QuantumScape.	S-4/A	333-248930	2.2	November 12, 2020

3.1	Amended and Restated Certificate of Incorporation of the Company.	8-K	001-39345	3.1	December 2, 2020

3.2	Amended and Restated Bylaws of the Company.	8-K	001-39345	3.2	December 2, 2020

4.1	Specimen Common Stock Certificate.	8-K	001-39345	4.1	December 2, 2020

4.2	Warrant Agreement, dated June 25, 2020, by and between the Registrant and Continental Stock Transfer & Trust Company.	8-K	001-39345	4.1	June 30, 2020

4.3	Amendment No. 1 to Warrant Agreement, dated February 13, 2021, by and between the Registrant and Continental Stock Transfer & Trust Company.	8-K	001-39345	4.1	February 16, 2021

4.4	Description of Securities (included in section titled “Description of Securities”).

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.

10.1	Registration Rights and Lock-up Agreement, dated as of September 2, 2020, by and among Kensington Capital Acquisition Corp. and the persons named therein.	8-K	001-39345	10.3	September 3, 2020

10.2	Form of Senior Employee Lock-Up Agreement.	8-K	001-39345	10.5	September 3, 2020

10.3	Form of Lock-Up Agreement.	8-K	001-39345	10.3	December 2, 2020

10.4	Form of Subscription Agreement.	8-K	001-39345	10.4	September 3, 2020

10.5	Stockholder Support Agreement, dated as of September 2, 2020, by and between Kensington Capital Acquisition Corp. and Volkswagen Group of America Investments, LLC.	8-K	001-39345	10.1	September 3, 2020

10.6	Stockholder Support Agreement, dated as of September 2, 2020, by and among Kensington Capital Acquisition Corp. and the persons named therein.	8-K	001-39345	10.2	September 3, 2020

10.7+	Form of Indemnification Agreement by and between the Registrant and its directors and officers.	8-K	001-39345	10.7	December 2, 2020

10.8+	The Registrant’s 2020 Equity Incentive Plan.	8-K	001-39345	10.8	December 2, 2020

10.9+	The Registrant’s 2020 Equity Incentive Plan—Form of Stock Option Agreement.	8-K	001-39345	10.9	December 2, 2020

10.10+	The Registrant’s 2020 Equity Incentive Plan—Form of Restricted Stock Unit Agreement.	8-K	001-39345	10.10	December 2, 2020

10.11+	The Registrant’s 2020 Equity Incentive Plan—Form of Restricted Stock Agreement.	8-K	001-39345	10.11	December 2, 2020

10.12+	The Registrant’s 2020 Employee Stock Purchase Plan.	8-K	001-39345	10.12	December 2, 2020

10.13	First Letter Agreement, dated as of September 2, 2020, by and among Kensington Capital Acquisition Corp., Legacy QuantumScape, and Volkswagen Group of America Investments, LLC.	8-K	001-39345	10.6	September 3, 2020

10.14	Second Letter Agreement, dated as of September 2, 2020, by and among Kensington Capital Acquisition Corp., Legacy QuantumScape, and Volkswagen Group of America Investments, LLC.	8-K	001-39345	10.7	September 3, 2020

10.15	Third Letter Agreement, dated as of September 2, 2020, by and among Kensington Capital Acquisition Corp., Legacy QuantumScape, and Volkswagen Group of America Investments, LLC.	8-K	001-39345	10.8	September 3, 2020

10.16	Services Agreement, dated as of September 1, 2020, by and between Kensington Capital Acquisition Corp. and DEHC LLC.	8-K	001-39345	10.9	September 3, 2020

10.17	Services Agreement, dated as of September 1, 2020, by and between Kensington Capital Acquisition Corp. and Simon Boag.	8-K	001-39345	10.10	September 3, 2020

10.18+	Offer Letter from Legacy QuantumScape to Timothy Holme, dated January 1, 2011.	S-4/A	333-248930	10.13	November 12, 2020

10.19+	Offer Letter from Legacy QuantumScape to Kevin Hettrich, dated October 11, 2011.	S-4/A	333-248930	10.14	November 12, 2020

10.20+	Offer Letter from Legacy QuantumScape to Howard Lukens, dated February 13, 2012.	S-4/A	333-248930	10.15	November 12, 2020

10.21+	Offer Letter from Legacy QuantumScape to Michael McCarthy, dated December 21, 2012.	S-4/A	333-248930	10.16	November 12, 2020

10.22+	Offer Letter from Legacy QuantumScape to Mohit Singh, dated April 3, 2013.	S-4/A	333-248930	10.17	November 12, 2020

10.23	Lease, dated May 31, 2013, by and between SI 55, LLC and Legacy QuantumScape.	S-4/A	333-248930	10.18	November 12, 2020

10.24	Amendment to Lease, dated May 19, 2014, by and between SI 55, LLC and Legacy QuantumScape.	S-4/A	333-248930	10.19	November 12, 2020

10.25#	Amended and Restated Limited Liability Company Agreement of QSV Operations LLC, dated May 14, 2020, by and between Legacy QuantumScape and Volkswagen Group of America Investments, LLC.	S-4/A	333-248930	10.20	November 12, 2020

10.26#	Amended and Restated Joint Venture Agreement, dated May 14, 2020, by and among Legacy QuantumScape and the persons named therein.	S-4/A	333-248930	10.21	November 12, 2020

10.27	First Amendment to Amended and Restated Joint Venture Agreement, dated September 21, 2020, by and among Legacy QuantumScape and the persons named therein.	S-4/A	333-248930	10.22	November 12, 2020

10.28#	Series F Preferred Stock Purchase Agreement, dated May 14, 2020, by and between Legacy QuantumScape and Volkswagen Group of America Investments, LLC.	S-4/A	333-248930	10.23	November 12, 2020

10.29	Amendment No. 1 to Series F Preferred Stock Purchase Agreement, dated September 3, 2020, by and among Kensington Capital Acquisition Corp., Legacy QuantumScape and Volkswagen Group of America Investments, LLC.	S-4/A	333-248930	10.24	November 12, 2020

10.30	Letter Agreement, dated as of December 7, 2020, by and among Legacy QuantumScape, the Registrant and Volkswagen Group of America Investments, LLC.	S-1/A	333-251433	10.30	December 28, 2020

10.31+	Employee Incentive Compensation Plan.	8-K	001-39345	10.1	March 15, 2021

10.32+	Form Change in Control and Severance Agreement.	8-K	001-39345	10.2	March 15, 2021

10.33	Series F Closing Agreement, dated March 30, 2021, by an among the Registrant, Legacy QuantumScape and Volkswagen Group of America, Inc.	8-K	001-39345	1.1	April 1, 2021

10.34	Lease, dated April 2, 2021, by and between Exeter 1710 Automation, LLC and Legacy QuantumScape.	S-1/A	333-251433	10.34	May 10, 2021

10.35	Letter Agreement dated May 13, 2021, by and among QuantumScape Battery, Inc., Volkswagen Group of America, Inc, Volkswagen Group of America Investments, LLC and QSV Operations LLC.	8-K	333-251433	10.1	May 17, 2021

10.36	Second Amendment to Lease between QuantumScape Battery, Inc. and SI 55, LLC dated as of June 22, 2021.	8-K	001-39345	10.1	June 28, 2021

10.37	Guaranty of Lease between QuantumScape Battery, Inc. and SI 55, LLC dated as of June 22, 2021.	8-K	001-39345	10.1	June 28, 2021

10.38	Lease, dated November 1, 2021, by and between the 1750 Landlord and the Company.	8-K	001-39345	10.1	November 5, 2021

10.39	Lease, dated November 1, 2021, by and between the 1756/62 Landlord and the Company.	8-K	001-39345	10.2	November 5, 2021

10.40	Letter Agreement dated December 17, 2021, by and among QuantumScape Battery, Inc., Volkswagen Group of America, Inc, Volkswagen Group of America Investments, LLC and QSV Operations LLC.	8-K	001-39345	10.2	December 17, 2021

16.1	Letter from Marcum LLP regarding Change in Independent Registered Public Accounting Firm dated December 14, 2020.	8-K	001-39345	16.1	December 14, 2020

21.1	List of Subsidiaries of the Registrant	10-K	001-39345	21.1	February 23, 2021

23.1	Consent of Independent Registered Accounting Firm, Ernst & Young LLP.

23.3	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney.

107	Filing Fee Table

#	Portions of this exhibit have been omitted in accordance with Item 601 of Regulation S-K.
+	Indicates a management or compensatory plan.

(b) Financial Statement Schedules. All financial statement schedules are omitted because the information called for is not required or is shown either in the consolidated financial statements or in the notes thereto.

ITEM 17.	UNDERTAKINGS.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the registrant is relying on Rule 430B:

(A)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)

If the registrant is subject to Rule 430C (§ 230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on February 11, 2022.

QUANTUMSCAPE CORPORATION

By:	/s/ Jagdeep Singh
Jagdeep Singh
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jagdeep Singh and Kevin Hettrich, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933 increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

/s/ Jagdeep Singh Jagdeep Singh	Chief Executive Officer and Chairman (Principal Executive Officer)	February 11, 2022

/s/ Kevin Hettrich Kevin Hettrich	Chief Financial Officer (Principal Financial and Accounting Officer)	February 11, 2022

/s/ Frank Blome Frank Blome	Director	February 11, 2022

/s/ Brad Buss Brad Buss	Director	February 11, 2022

/s/ Jeneanne Hanley Jeneanne Hanley	Director	February 11, 2022

/s/ Susan Huppertz Susan Huppertz	Director	February 11, 2022

Name	Title	Date

/s/ Jürgen Leohold Jürgen Leohold	Director	February 11, 2022

/s/ Gena Lovett Gena Lovett	Director	February 11, 2022

/s/ Fritz Prinz Fritz Prinz	Director	February 11, 2022

/s/ Justin Mirro Justin Mirro	Director	February 11, 2022

/s/ J.B. Straubel J.B. Straubel	Director	February 11, 2022

/s/ Dipender Saluja Dipender Saluja	Director	February 11, 2022

/s/ Jens Wiese Jens Wiese	Director	February 11, 2022